Exhibit 99.2

AGREEMENT TO ASSIGN/ASSUME PURCHASE AND SALE AGREEMENT

Assignee:                                                                                         COPT ACQUISITIONS, INC.,

a Delaware corporation

Assignor:                                                                                         VERISIGN, INC.,

a Delaware corporation

Escrow Agent:                                                                 ANCHOR TITLE INSURANCE COMPANY,

a Maryland corporation, as agent for Ticor Title Insurance Company

Property:                                                                                            Waterview I at Woodland Park, Herndon, Virginia

TABLE OF CONTENTS

1.	Purchase and Sale of PSA.

2.	Purchase Price; Deposit.

3.	Documents to be Provided or Made Available by Assignor.

4.	Review Period.

5.	Title.

6.	Representations and Warranties.

7.	Assignor’s Covenants.

8.	Conditions.

9.	Damage, Destruction and Condemnation.

10.	Closing.

11.	Indemnification.

12.	Remedies.

13.	Brokers.

14.	Miscellaneous.

i

EXHIBITS

A – Form of Assignment and Assumption of PSA

B – VRSN Replacement Lease Parameters

ii

AGREEMENT TO ASSIGN/ASSUME PURCHASE AND SALE AGREEMENT

This AGREEMENT TO ASSIGN/ASSUME PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of May 15, 2003  (being the “Effective Date”, as such term is defined herein), by and among:  COPT ACQUISITIONS, INC., a Delaware corporation (“Assignee”); VERISIGN, INC., a Delaware corporation (“Assignor”); and ANCHOR TITLE INSURANCE COMPANY, a Maryland corporation, as agent for Ticor Title Insurance Company (“Escrow Agent”).

RECITALS

A.                                   Pursuant to that certain Deed of Lease, dated as of July 19, 2001 (the “VRSN Lease”), TST Waterview I, L.L.C., a Delaware limited liability company (“TST”), as landlord, leased to Assignor, as tenant, certain real property, together with a thirteen (13) story office building constructed by TST thereon and other improvements, rights and benefits associated therewith (including, without limitation, the Parking Garage constructed by TST immediately adjacent thereto) located in Herndon, Fairfax County, Virginia, and commonly known as Waterview I at Woodland Park.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the PSA (as defined below).

B.                                     Pursuant to Section 32.1 of the VRSN Lease, TST granted to Assignor an option (the “Primary Purchase Option”) to purchase the Property (as defined in Section 1 below), subject to the terms and conditions set forth in said Section 32.1.  Assignor has elected to exercise its Primary Purchase Option.  TST and Assignor have, immediately prior to the execution of this Agreement, entered into an Agreement of Purchase and Sale and Joint Escrow Instructions, dated of even date herewith (the “PSA”), whereby TST has agreed to sell the Property to Assignor (for itself and on behalf of its designees, successors and assigns).

C.                                     Assignee desires to purchase the Property, and Assignor desires to cause the Property to be conveyed to Assignee, pursuant to the terms of this Agreement (and subject to the terms and conditions of the PSA).  The PSA provides for the direct conveyance of the Property to Assignee, such that Assignor never takes title to the Property and Assignee takes title directly from TST.  Accordingly, Assignee desires to purchase and take a full assignment of the PSA from Assignor so that Assignee can purchase the Property from TST, all pursuant to the terms and conditions of this Agreement.

D.                                    In connection with this transaction, Assignor, as tenant, and Assignee, as landlord, are entering into that certain Replacement Lease meeting the parameters set forth in Exhibit A (the “VRSN Replacement Lease”), pursuant to which the VRSN Lease is being amended and restated.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Purchase and Sale of PSA.

Assignor agrees to sell, transfer and assign to Assignee, and Assignee agrees to purchase and assume from Assignor, the PSA (and all of Assignor’s rights and obligations thereunder). which assignment shall become effective at Closing by execution and delivery of the form of Assignment and Assumption of PSA attached hereto as Exhibit B (the “Assignment Agreement”) pursuant to the terms and conditions of this Agreement.  Assignee represents and warrants that it has received and reviewed a copy of the PSA and acknowledges its sufficiency.  Notwithstanding the foregoing, all personal property, fixtures and equipment located in the Building which are owned by Assignor shall remain the property of Assignor, and may be removed or replaced by Assignor at its sole discretion in accordance with the terms of the VRSN Replacement Lease.

2.                                       Purchase Price; Deposit.

2.1                                 The purchase price to be paid by Assignee to TST at Closing for the purchase of the Building shall be Seventy One Million One Hundred Seventy Thousand Eighteen and 00/100 Dollars ($71,170,018), all cash (the “Assignment Purchase Price”).  In addition to the Assignment Purchase Price, Assignee shall also be responsible for the payment of all closing costs payable by Assignor pursuant to Section 10.3 of the PSA.  At Closing, Assignor shall pay to TST the difference between the Assignment Purchase Price and the Purchase Price under the PSA.  This transaction is not conditioned in any way on Assignee obtaining financing.  Notwithstanding the foregoing, in the event Assignee and TST negotiate any reduction in the purchase price under the PSA that is intended to benefit Assignee, the Assignment Purchase Price will be reduced by the same amount.

2.2                                 Simultaneously with the execution and delivery of this Agreement, Assignee is depositing with Escrow Agent the sum of One Million Dollars ($1,000,000) (the “Earnest Money”) in good funds, either by certified bank or cashier’s check or by federal wire transfer.  Assignee’s federal tax identification number is 23-2946433.  Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of this Agreement.  All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement.  Upon the Closing, the Earnest Money shall be applied toward the Purchase Price.  Escrow Agent may commingle funds received by it in escrow with escrow funds of others, and may, without limitation, deposit such funds in its custodial or escrow accounts with any reputable trust company, bank, savings bank, savings association, or other financial services entity.  It is understood that Escrow Agent shall be under no obligation, except to the extent instructed in writing by Assignor and/or Assignee, to invest the funds deposited with it on behalf of any depositor, nor shall it be accountable for any earnings or incidental benefit attributable to the funds which may be received by Escrow Agent while it holds such funds.  Deposits held by Escrow Agent shall be subject to the provisions of applicable state statutes governing unclaimed property.  In the event of termination of this Agreement prior to Closing, Escrow Agent shall disburse the Earnest Money in accordance with the provisions of this Agreement governing such termination.  In the event of any dispute between Assignor and Assignee regarding the disbursement of the Earnest Money, or in the event Escrow Agent shall receive conflicting demands or instructions with respect thereto, Escrow Agent shall withhold disbursement of the Earnest Money until such dispute is resolved.  Alternatively, Escrow Agent shall be entitled to deposit the Earnest Money into a court of general jurisdiction in Fairfax County, Virginia, or the United States District Court for the Eastern District of Virginia, and to interplead Assignor and Assignee in connection therewith. Escrow Agent shall not be liable for any damage, liability or loss arising out of its services pursuant to this Agreement, except for damage, liability or loss resulting from the willful or negligent conduct of Escrow Agent or any of its officers or employees.

2.3                                 At Closing, Assignee shall pay, through the closing escrow established with Escrow Agent, the Purchase Price, as adjusted to reflect the closing adjustments and prorations provided for in this Agreement, which adjusted balance shall be payable by certified or cashier’s check or by bank wire transfer.  Escrow Agent shall disburse all of the adjusted Purchase Price upon Closing pursuant to the Settlement Statement (as defined below).

3.                                       Documents to be Provided or Made Available by Assignor.

Assignor shall make available to Assignee and its designees, for inspection and copying at Assignor’s offices in the metropolitan Washington, D.C. area, all of Seller’s Deliveries that are made available to Assignor by TST under the PSA.

4.                                       Review Period.

4.1                                 Assignee shall have the right, at its sole option, to undertake, at Assignee’s cost and expense, a review and examination of all aspects of the Property and the transaction contemplated by this Agreement, subject to the rights and obligations of Assignor pursuant to the PSA and the VRSN Lease.  Assignee shall repair any damage that it may cause by such tests or examination, and all such entries within areas of the Building or Real Property that are under construction (if any) shall be subject to any provisions in the VRSN Lease or Work Agreement requiring notice of entry and relating to Landlord Delay and Tenant Delay, as if Assignee were Tenant and Assignor were Landlord thereunder.  Assignee’s obligation to repair such damage shall survive any termination of this Agreement.  Assignee shall indemnify, defend and hold Assignor harmless from and against any and all costs (including reasonable attorneys’ fees and costs), damages and liabilities, causes of action, and threats thereof, incurred by Assignor as the result of damage to property or injury to persons caused by Assignee or its agents or contractors in carrying out its tests or studies.

4.2                                 Assignee, in its sole and absolute discretion, shall have the right to terminate this Agreement at any time and for any reason or no reason on or before 5:00 p.m. Eastern Standard Time on Friday, May 23, 2003 (the “Review Period Expiration Date”).  If Assignee so elects to terminate this Agreement, then Assignee shall give written notice of such election to Assignor.  Upon the giving of such termination notice, the Earnest Money shall be returned to Assignee by Escrow Agent, this Agreement shall terminate and all rights, obligations and liabilities of the parties hereunder shall be released and discharged (except for those obligations of either party which are specifically stated in this Agreement to survive any such termination).  If Assignee fails to give such termination notice timely, then Assignee shall be deemed to have elected to proceed to Closing, subject only to the conditions specified in Section 8.1 hereof.  So long as this Agreement shall remain in full force and effect, if Assignee elects not to terminate this Agreement by the Review Period Expiration Date, Assignor shall not terminate the PSA.

4.3                                 Assignee shall, at least twenty-four (24) hours prior to any entry onto the Property, in connection with its investigation of the Property prior to the Review Period Expiration Date or at any time thereafter, provide Assignor with sufficient evidence to show that Assignee and its agents or representatives who are to enter upon the Property are adequately covered by policies of insurance issued by a carrier reasonably acceptable to Assignor insuring Assignee, Assignor and Assignor’s advisors and property manager against any and all liability arising out of Assignee’s or its agents’ or representatives’ entry (including, without limitation, any loss or damage to the Property, with coverage in the amount of not less than $5,000,000 per occurrence).  Assignee agrees that it will cause any such person accessing the Property to be covered by not less than $5,000,000 liability insurance insuring all activity and conduct of such person while exercising such right of access.  Assignee represents and warrants that it carries not less than $5,000,000 general liability insurance with a contractual liability endorsement which insures its indemnity obligations under this Agreement, which names Assignor and Assignor’s advisors and property manager of the Property as additional insureds thereunder.  The provisions of this Section shall survive Closing or any early termination of this Agreement.

5.                                       Title.

Assignee shall accept title to the Property directly from TST pursuant to, and in the condition required by, the terms and conditions of the PSA.

6.                                       Representations and Warranties.

6.1                                 Assignor’s Representations and Warranties.  Assignor hereby makes the following representations and warranties to Assignee, all of which are true in all material respects as of the Effective Date and which shall, as a condition precedent to Closing hereunder, be true in all material respects as of the Closing Date:

(a)                                  Assignor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and authorized to transact business in the Commonwealth of Virginia, and has full right, power and authority to execute, deliver and perform its obligations under this Agreement.  The execution of this Agreement, the delivery of the Assignment Agreement and Assignor’s performance of this Agreement and the transactions contemplated hereby have been duly authorized by the requisite action on the part of the Assignor.  All persons or entities with the right or obligation to consent to the conveyance contemplated by this Agreement or to Assignor’s entry into this Agreement, have consented to Assignor’s entry into, and performance of, this Agreement.

(b)                                 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of the terms hereof by Assignor will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement, indenture, organizational document or other instrument to which Assignor is a party or by which it, any of its assets is bound, nor, to Assignor’s knowledge, any judgment, decree, order, or award of any court, governmental body or arbitrator, or of any law, rule, or regulation applicable to Assignor, in each instance in a manner which would or might impair Assignor’s ability to perform its obligations under this Agreement.

(c)                                  Assignor is not a “foreign person” as contemplated in Section 1445 of the Internal Revenue Code, as amended.

(d)                                 Assignor (i) has not made any general assignment for the benefit of creditors, (ii) has not filed nor acquiesced in any petition in any court (whether or not pursuant to any statute of the United States or of any State) for any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings relating to Assignor, (iii) has not made any application in any such proceedings for, nor acquiesced in, the appointment of a trustee, receiver or similar officer for it or all or any portion of its property, or (iv) is not a “debtor” in any voluntary or involuntary bankruptcy proceeding, or subject to any continuing jurisdiction from a prior such proceeding.

(e)                                  Assignor has delivered to Assignee a true, correct and complete copy of the PSA, and has advised Assignee that Assignor and TST have entered into two separate correspondences, one in which TST has agreed to a reduction in the purchase price under the PSA, and the other in which Assignor has agreed to forfeit certain rights with respect to property adjacent to the Property.  Other than such separate correspondences, there are no other documents executed between TST and Assignor relating to the PSA.  Assignor is the owner of the PSA as purchaser and has not assigned the PSA to any other party.

(f)                                    As of the date of this Agreement and as of the Closing Date, to Assignor’s knowledge, no default after any permitted notice or cure period exists on the part of TST under the VRSN Lease, and to Assignor’s knowledge, there exists no facts that, with the passage of time or the giving of notice, or both, would constitute a default thereunder.

(g)                                 Pursuant to the PSA, Assignor has obtained consent from TST to assign the PSA to Assignee as contemplated herein, to the extent required.

(h)                                 To Assignor’s knowledge based solely upon the PSA, other than the items listed on Schedule 7.12 attached to the PSA, Final Completion (as defined in the VRSN Lease) by TST of the Base Building Work (as defined in the VRSN Lease) pursuant to the terms of the VRSN Lease has occurred.  Assignor acknowledges and agrees that Assignee shall not be responsible for the payment to Assignor of any tenant improvement allowance due Assignor from TST under the VRSN Lease or for the completion of any tenant improvements required to be made by TST for the benefit of Assignor under the VRSN Lease.

All representations and warranties of Assignor set forth in this Section 6.1 are intended to and shall remain true and correct in all material respects as of the Closing and shall survive Closing for a period of one (1) year (meaning that any claims by Assignee with respect to such representations or warranties shall be commenced by written notice to Assignor within said one (1) year period and shall be diligently pursued thereafter, or shall be deemed to have expired and have been waived). Whenever in this Section 6 a representation of Assignor is based on the “Assignor’s knowledge” or words of similar import, such reference shall be deemed to be to the actual knowledge of Jade Dauser, without investigation or inquiry of any kind other than such investigation as were actually conducted by such person(s).  There shall be no personal liability to said individuals arising out of said representations or warranties (all liability therefrom being attributable to Assignor hereunder).

6.2                                 Assignee’s Representations and Warranties.  Assignee hereby makes the following representations and warranties to Assignor, all of which are true in all material respects as of the Effective Date and which shall, as a condition precedent to Closing hereunder, be true in all material respects as of the Closing Date:

(a)                                  Assignee has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Assignee obligations hereunder, and all requisite action necessary to authorize Assignee to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken.  The person signing this Agreement on behalf of Assignee is authorized to do so.

(b)                                 There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Assignee which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

The representation and warranties of Assignee set forth in this Section 6.2 shall survive Closing for a period of one (1) year.

7.                                       Assignor’s Covenants.

7.1                                 Assignor hereby covenants and agrees as follows:

(a)                                  Assignor shall promptly furnish or make available to Assignee all existing information pertaining to the Property reasonably requested by Assignee or its representatives to the extent in Assignor’s possession, and shall continue after the Review Period to permit Assignee and its representatives to make inspections and tests of the Property, including all portions of the buildings, the leased space, and the parking areas subject to Assignee’s covenants set forth in Section 4.1 above and the terms and conditions of the VRSN Lease and the PSA.  Assignee expressly acknowledges that Assignor is a tenant of the Property and not the owner, and that Assignor’s ability to provide access or information is limited to what TST, as owner, may allow.

(b)                                 At all times prior to Closing, Assignor shall operate within the Property in a manner generally consistent with the manner in which Assignor has been operating within the Property.  Assignor shall continue to perform its obligations under the VRSN Lease and other agreements relating to the Property of which it is a party.

(c)                                  From the Effective Date through the Closing Date (or earlier termination of this Agreement), Assignor shall not enter into any agreement or lease, modify or terminate any agreement, lease, or other undertaking with respect to the Property or any part thereof, which will be binding upon Assignee after Closing or adversely affect the Property or Assignee, without the prior express written consent of Assignee, which shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Assignor shall be permitted to negotiate the Reciprocal Easement Agreement currently under negotiation between Assignor and TST, which Reciprocal Easement Agreement shall be subject to Assignee’s approval, not to be unreasonably withheld, conditioned or delayed.  Furthermore, Assignor shall be permitted to negotiate and execute any amendment to the Option Agreement or other documents relating to Assignor’s interest in property other than the Property.  Assignor shall consult with Assignee concerning any such other agreements.

8.                                       Conditions.

8.1                                 Assignee’s Conditions.  The obligations of Assignee under this Agreement are subject to the satisfaction on or before the Closing Date, as such date may be extended pursuant to Section 8.2, of all of the following conditions, any of which may be waived by Assignee in its sole discretion, but only in writing:

(a)                                  The representations and warranties of Assignor set forth in this Agreement shall be true and correct in all material respects as of the Closing Date (with appropriate modifications permitted under this Agreement or not adverse to Assignee).

(b)                                 Assignor shall have delivered all of the items required to be delivered pursuant to Section 10.2(a).

(c)                                  Assignor shall have performed and observed, in all material respects, all covenants to be performed and observed by it as of the Closing Date.

(d)                                 All of the conditions to Closing under the PSA have been satisfied or waived such that the Closing thereunder can occur; provided, however, that in order for the closing condition set forth in this Section 8.1(d) to be satisfied, Assignor shall not waive any condition under the PSA without Assignee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

8.2                                 Extension.  If any condition described in Section 8.1 is not satisfied by the Closing Date, then Assignor shall have the right, at its option, to extend the Closing Date upon not less than five (5) days’ notice to Assignee, provided that in no event shall Assignor extend the Closing Date beyond June 30, 2003 without Assignee’s prior written consent.  Such extension (if any) (i) shall be for the sole purpose of using reasonable and diligent efforts to cause any unsatisfied condition to be satisfied, and (ii) may be invoked as to one or as to more than one condition, and from time to time during such period through and including June 30, 2003.

8.3                                 Assignor’s Conditions.  The obligation of Assignor to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any of which may be waived by Assignor in its sole discretion, but only in writing:

(a)                                  Assignee shall have paid the Assignment Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.

(b)                                 Assignee shall have delivered to all of the items required to be delivered pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.2(b).

(c)                                  The representations and warranties of Assignee set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

(d)                                 Assignee shall have performed and observed, in all material respects, all covenants to be performed and observed by it as of the Closing Date.

(e)                                  All of the conditions to Closing under the PSA have been satisfied or waived such that the Closing thereunder can occur.

9.                                       Damage, Destruction and Condemnation.

In the event of any loss, damage or destruction to, or condemnation of, the Property or any part thereof (“Loss”) prior to Closing for which Assignor has the right to terminate the PSA pursuant to Section 9 thereunder, Assignor shall not exercise its termination right unless directed to do so by Assignee, in which event this Agreement shall simultaneously terminate.  In the event the PSA is not terminated as the result of such Loss, the PSA and this Agreement shall continue in full force and effect and Closing shall occur as contemplated hereunder, with no reduction in Assignment Purchase Price, provided that Assignee shall be entitled to any insurance or condemnation proceeds received by Assignor on account of such Loss.

10.                                 Closing.

10.1                           The date (the “Closing Date”) on which the parties shall consummate the transaction contemplated hereby (the “Closing”) shall be on or before June 16, 2003, with the parties endeavoring to close on or about June 2, 2003.  The Closing shall be held at the offices of the law firm of Piper Rudnick LLP, 1200 Nineteenth Street, N.W., Washington D.C. 20036-3900 (unless the transaction is closed by mail/overnight courier into escrow with Escrow Agent, if agreed to by the parties).  The Closing Date may be extended in accordance with Section 8.2 herein.  Notwithstanding anything contained herein to the contrary, the parties agree to use commercially reasonable efforts to pre-close the transaction contemplated hereby (i.e., sign the documents into escrow) not less than three (3) business days immediately preceding the then-scheduled date of Closing.

10.2                           At least three (3) business days prior to the scheduled Closing Date, the parties shall commence a pre-closing in which the following shall occur

(a)                                  Assignor shall deliver or cause to be delivered to Escrow Agent the following original items and/or documents duly executed and acknowledged where appropriate:

(i)                                     Two counterparts of the Assignment Agreement;

(ii)                                  A certificate to Assignee and the Title Company of non-foreign status confirming that Assignor is not a foreign person, and that Assignee is not required to withhold any part of the Assignment Purchase Price, pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (and if Assignor fails or refuses to provide such certificate, the Title Company or Escrow Agent shall have the right to make such deductions from Assignor’s proceeds at Closing and to remit such amounts to the Internal Revenue Service as are required by the Federal Foreign Investment in Real Property Tax Act and the regulations promulgated thereunder);

(iii)                               Two counterparts of the VRSN Replacement Lease;

(iv)                              Any and all information required by the Title Company to comply with the real estate reporting requirements set forth in Section 6045(e) of the Internal Revenue Code of 1986, as amended;

(v)                                 All property files and records received from TST;

(vi)                              The Settlement Statement (as defined in Section 10.6, below);

(vii)                           A certificate concerning Assignor’s representations and warranties contained in this Agreement; and

(viii)                        Such other documents, instruments, affidavits and agreements as may be reasonably necessary or appropriate to complete the closing of the transaction contemplated hereby, or otherwise required by the terms of this Agreement (whether before or after Closing),  provided the same do not modify the rights and obligations of Assignor under this Agreement in more than a de minimis manner.

(b)                                 Assignee shall deliver or cause to be delivered to Escrow Agent the following items and/or documents (duly executed and acknowledged where appropriate):

(i)                                     Assignee’s share of closing and other costs and any fees payable under this Agreement, and the Assignment Purchase Price;

(ii)                                  Two counterparts of the Assignment Agreement;

(iii)                               Any and all information required by the Title Company to comply with the real estate reporting requirements set forth in Section 6045(e) of the

Internal Revenue Code of 1986, as amended;

(iv)                              The Settlement Statement;

(v)                                 Two counterparts of the VRSN Replacement Lease; and

(vi)                              A certificate stating that each of Assignee’s representations and warranties contained in this Agreement is true and correct in all material respects; and

(vii)                           Such other documents, instruments, affidavits and agreements as may be reasonably necessary or appropriate to complete the closing of the transaction contemplated hereby, or otherwise required by the terms of this Agreement (whether before or after Closing), and provided the same do not modify the rights and obligations of Assignee under this Agreement in more than a de minimis manner.

(c)                                  Assignee and Assignor each agrees to use commercially reasonable efforts to deliver the funds required of it at Closing by wiring the same to Escrow Agent so that the wire may be confirmed in time to allow Closing to occur as required hereunder.

(d)                                 Upon (A) receipt of all items specified above, and (B) the satisfaction or written waiver of all conditions precedent to Closing, Escrow Agent shall close the transaction in accordance with written closing instructions not inconsistent herewith that Escrow Agent may receive from Assignee’s and Assignor’s respective legal counsel; provided, that in no event shall such instructions conflict with each other.

10.3                           Assignee shall pay all costs allocated to the Purchaser under the PSA, including without limitation the costs and fees for title examination and title insurance, survey costs and the costs of recording any documents.  Each party shall pay its own attorney’s fees.  The parties shall divide equally any escrow fees payable under this Agreement.  Any other closing costs under this Agreement not set forth above shall be negotiated between the parties and allocated in a commercially reasonable fashion based on then current custom and practice.

10.4                           At the Closing, Assignee and Assignor shall execute and deliver a settlement statement (the “Settlement Statement”) which accurately reflects all of the payments, credits, charges, adjustments and prorations provided for herein.   Escrow Agent shall prepare an initial draft of such Settlement Statement, and the parties will work together reasonably and in good faith to agree upon an approved Settlement Statement (and neither Assignor nor Assignee shall unreasonably withhold its agreement and consent to the Settlement Statement), at least two (2) business days prior to the scheduled Closing Date.

11.                                 Indemnification.

11.1                           Assignor agrees to indemnify, hold harmless and defend Assignee from and against all third-party claims, actual (non-consequential) damages, liabilities, costs and/or expenses (including reasonable attorneys’ fees and court costs) (collectively, “Claims”) incurred or sustained by Assignee prior to Closing which Assignor, as tenant under the Lease, would have been liable for under the VRSN Lease, but was not due to the operation of Sections 32.4(c) and 32.4(d) of the VRSN Lease.

11.2                           Assignee agrees to indemnify, hold harmless and defend Assignor from and against all Claims incurred or sustained by Assignor in connection with the following:

(a)                                  The obligations of Assignee, as the owner of the Property, to the extent accruing under this Agreement on or after the Closing Date, except to the extent the same are Assignee’s responsibility under the VRSN Lease or the VRSN Replacement Lease; and

(b)                                 The performance or obligation, or the failure or refusal to perform or observe, any agreement or obligation of Assignor or Assignee under, pursuant to or in connection with the PSA or any term or provision thereof required to be performed by Assignor or Assignee thereunder, except to the extent caused by actions taken (or not taken, in cases where affirmative action was specifically required) by Assignor or Assignor’s representatives.

11.3                           The provisions of this Section 11 shall survive Closing or the earlier termination of this Agreement.

12.                                 Remedies.

12.1                           Default by Assignee.  In the event that Assignee fails to consummate this Agreement for any reason other than Assignor’s default or the permitted termination of this Agreement by either Assignor or Assignee as herein expressly provided, or if Assignee otherwise defaults under this Agreement, Assignor shall be entitled, as its sole remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Assignor in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof.  The foregoing liquidated damages provision of this Section shall not: (a) apply to Assignee’s confidentiality obligations under this Agreement, nor shall Assignee be entitled to credit or offset the Earnest Money or any portion thereof against any damages suffered by Assignor by reason of Assignee’s default with respect thereto; and (b) be deemed to limit Assignee’s liability under any indemnity or breach of any covenant under this Agreement that is expressly stated to survive the Closing or early termination of this Agreement.

12.2                           Default by Assignor.  In the event that Assignor fails to consummate this Agreement for any reason other than Assignee’s default or the permitted termination of this Agreement by Assignor or Assignee as herein expressly provided, Assignee shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money, which return shall operate to terminate this Agreement and release Assignor from any and all liability hereunder, or (b) if available, to enforce specific performance of Assignor’s obligation to execute the Assignment Agreement, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Assignor hereunder.  Assignee expressly waives its rights to seek damages in the event of Assignor’s default hereunder.  Assignee shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Assignee fails to file suit for specific performance against Assignor in a court having jurisdiction in the county and state in which the Property is located, on or before fifteen (15) days following the date upon which Closing was to have occurred.  Notwithstanding the foregoing, if Assignor fails to consummate this Agreement as a result of Assignor’s willful default, then in addition to any other rights and remedies set forth in this Section 12.2, Assignee shall be entitled to recover its actual out-of-pocket costs and expenses incurred in connection with this Agreement, including, without limitation, consultant fees, title insurance fees and surveying costs in an amount not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate.

13.                                 Brokers.

Each party hereby represents and warrants to the other that it has not engaged, dealt with or otherwise discussed this transaction with any broker, agent or finder other than Jones Lang LaSalle Americas, Inc. (“JLL”).  Assignor shall pay any broker’s commission due to JLL for the transaction contemplated by this Agreement.  Each party agrees to indemnify and hold the other harmless from and against any claim arising out of a breach of the foregoing representations.  The cap in Section 12.2 above shall not apply to the indemnification obligations under this Section 13.  The provisions of this Section 13 shall survive the Closing or the earlier termination of this Agreement.

14.                                 Miscellaneous.

14.1                           The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  Assignee shall have the absolute and unfettered right, by giving Assignor notice at least five (5) days before the Closing Date, to assign this Agreement at Closing to Corporate Office Properties Trust (“COPT”), Corporate Office Properties, L.P. (“COPLP”), COPT Acquisitions, Inc., a wholly-owned subsidiary of COPT (“COPT Inc.”) or any entity controlled by, controlling or under common control with COPT, COPLP or COPT Inc. and in which COPT, COPLP or COPT Inc. shall have at least a 10% equity ownership interest; provided that any such assignment shall not in any way relieve Assignee of its obligations and liability under this Agreement.

14.2                           Whenever any notice is required or permitted hereunder such notice shall be in writing and either (a) sent by certified mail, postage prepaid, return receipt requested, or (b) given established overnight commercial courier for delivery on the next business day with delivery charges prepaid or duly charged, or (c) personally hand-delivered, to the addresses set forth below:

As to Assignor:                                                          VeriSign Inc.

487 E. Middlefield Road

Mountain View, California 94043

Attn:  Jade Dauser

with copies to:                                                                  VeriSign, Inc.

487 E. Middlefield Road

Mountain View, California 94043

Attn: Veronica Curet, Esq.

and:                                                                                                                         Jones Lang LaSalle Americas, Inc.

8484 Westpark Drive, Suite 710

McLean, Virginia 22102

Attention:  A. Jefferson Groh

and:                                                                                                                         Piper Rudnick LLP

1200 Nineteenth Street, N.W.

Washington, D.C. 20036-2412

Attn: Jeffrey R. Keitelman, Esq.

As to Assignee:                                                         COPT Acquisitions, Inc.

c/o Corporate Office Properties Trust

8815 Centre Park Drive, Suite 400

Columbia, Maryland 21045

Attn:  Roger A. Waesche, Jr.

Senior Vice President

with copies to:                                                                  Corporate Office Properties Trust

8815 Centre Park Drive, Suite 400

Columbia, Maryland 21045

Attn: Karen M. Singer

Associate General Counsel

As to Escrow Agent:                                Anchor Title Insurance Company

10715 Charter Drive, Suite 100

Columbia, Maryland  21044

Attn:  M. Charlotte Powel

All notices hereunder shall be deemed effective upon the earlier to occur of actual receipt or refusal of delivery, irrespective of the manner of delivery.

14.3                           Assignor and Assignee agree to execute, acknowledge and deliver any further agreements, documents, certificates or instruments that are reasonably necessary to carry out the transaction contemplated by and consistent with the terms of this Agreement, whether before or after Closing.

14.4                           No amendment to this Agreement shall be binding on Assignor or Assignee unless such amendment is in writing and executed by both Assignor and Assignee.  Escrow Agent’s execution of an amendment shall not be required except to the extent such amendment specifically affects Escrow Agent’s rights and obligations under this Agreement.

14.5                           This Agreement and all transactions hereunder shall be governed by the laws of the Commonwealth of Virginia without regard to the application of choice of law principles.  The rule that an Agreement should be construed against the party drafting it shall not apply to this Agreement because both parties have played a significant role in negotiating and drafting this Agreement.

14.6                           All representations, warranties, covenants and indemnities contained in this Agreement shall survive the Closing indefinitely (subject to any applicable statute of limitations); provided any provision which, by its terms, includes a specific survival time limitation, shall survive only for the period corresponding to such time limitation.

14.7                           Time is of the essence of each and every provision of this Agreement.  However, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the Commonwealth of Virginia then, and in such event, such period shall be extended to the next day that is not a Saturday, Sunday or legal holiday.

14.8                           If any term, covenant or condition of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

14.9                           Assignor acknowledges that it has been informed by Assignee that Assignee is affiliated with a publicly-held corporation, the securities of which are traded on a national securities exchange and that Assignee and that affiliate may be compelled by considerations of legal obligation, fiduciary and public responsibility, commercial pragmatism and established corporate policy, to issue a public press release announcing that it has entered into this Agreement and stating the material terms hereof, and Assignor agrees not to unreasonably withhold its consent to any such press release and consents to all additional statements and disclosures Assignee may reasonably make in responding to inquiries arising as a result of any such press release.

14.10                     The date on which Assignor and Assignee have executed and delivered this Agreement shall be deemed the “Effective Date” and shall be inserted on the first page of this Agreement.

14.11                     Neither this Agreement, nor any memorandum thereof, may be recorded.

14.12                     This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which together shall constitute one and the same instrument.

14.13                     This Agreement (and any document referenced herein to be incorporated herein, such as the PSA and the VRSN Lease) contains the entire agreement of the parties and supersedes all prior oral and written agreements, negotiations, letters of intent, proposals, representations, warranties, covenants and discussions between the parties.  In the event of any conflict between the terms and provisions of this Agreement and any document referenced herein to be incorporated, the terms and provisions of this Agreement shall control.

14.14                     Headings in this Agreement are used for convenience only and shall not be considered when construing this Agreement.

14.15                     EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP OF ASSIGNOR AND ASSIGNEE HEREUNDER.  EACH PARTY HEREBY CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM AT THE ADDRESS SET FORTH FOR SUCH PARTY IN SECTION 15.2 HEREOF PROVIDED HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT SUCH ADDRESS.

14.16                     Assignee and Assignor shall maintain strict confidentiality of all aspects of this Agreement and associated negotiations and inspections, including without limitation, any information obtained through the due diligence process.  Except as may be required by law or court order, neither Assignee nor Assignor shall divulge any information to other persons or entities, including without limitation, appraisers, real estate brokers or competitors of Assignor or Assignee.  Notwithstanding the foregoing, Assignee and Assignor shall be permitted to divulge such information, on a need-to-know basis, to attorneys, engineers, consultants, lenders, investors and/or experts retained by Assignee or Assignor who agree to keep such matters confidential.  After Closing, Assignor specifically agrees not to use Assignee’s name, or state that the Property has been sold or acquired or words of similar import.  Assignor acknowledges the sensitivities involved with same and agrees that any press or similar release will be made only in a form approved in advance by Assignee and Assignor.  The provisions of this paragraph shall survive Closing and any termination of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the dates set forth beneath their respective signatures below.

ASSIGNOR:

VERISIGN, INC., a Delaware corporation

By:	/s/ Dana Evan
Name:	Dana Evan
Title:	Executive Vice President

ASSIGNEE:

COPT ACQUISITIONS, INC., Delaware corporation

By:
Name:
Title:

ESCROW AGENT/TITLE COMPANY:

ANCHOR TITLE INSURANCE COMPANY, a Maryland corporation, as agent for Ticor Title Insurance Company (executing not as a party hereto but solely to the extent contemplated by the specific provisions hereof)

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the dates set forth beneath their respective signatures below.

ASSIGNOR:

VERISIGN, INC., a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

COPT ACQUISITIONS, INC., Delaware corporation

By:	/s/ Roger A. Waesche, Jr.
Name:	Roger A. Waesche, Jr.
Title:	Senior Vice President

ESCROW AGENT/TITLE COMPANY:

ANCHOR TITLE INSURANCE COMPANY, a Maryland corporation, as agent for Ticor Title Insurance Company (executing not as a party hereto but solely to the extent contemplated by the specific provisions hereof)

By:
Name:
Title: